UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 16, 2008
Triad Guaranty Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
101 South Stratford Road
Winston-Salem, North Carolina 27104
(Address of principal executive offices) (zip code)

(336) 723-1282
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (c), (e)
     On July 16, 2008, the Board of Directors (the “Board”) of Triad Guaranty Inc. (the “Company”) approved a letter agreement with Mark K. Tonnesen, the Company’s President, Chief Executive Officer and a director, under which Mr. Tonnesen will resign from his positions as President, Chief Executive Officer and director effective as of the close of business on July 18, 2008 and will retire from the Company as of the close of business on August 15, 2008. Between July 18, 2008 and August 15, 2008, Mr. Tonnesen has agreed to facilitate transition matters and to assist the Company in its ongoing business matters and thereafter will serve as a consultant to the Company for a period of two years. The terms of Mr. Tonnesen’s Amended and Restated Employment Agreement with the Company, dated as of April 23, 2008, remain in full force and effect and he will be entitled to receive all payments contemplated thereunder in connection with his retirement from the Company on August 15, 2008.
     On July 16, 2008, the Company’s Board approved a letter agreement with William T. Ratliff, III, pursuant to which Mr. Ratliff will be appointed as the Company’s President and Chief Executive Officer effective as of the close of business on July 18, 2008. Mr. Ratliff, age 55, has served as the Chairman of the Board of the Company since 1993. Mr. Ratliff was Chairman of the Board of Triad Guaranty Insurance Corporation from 1989 to 2005 and President of Collateral Investment Corp., an insurance holding company, from 1990 to 2005. Mr. Ratliff also has been President of Collat, Inc. since 1995 and a director since 1987. Collat, Inc. is the general partner of Collateral Holdings, Ltd., an investment partnership and one of the Company’s largest stockholders. Mr. Ratliff has been Chairman of the Board of Directors of New South Federal Savings Bank (“New South”) since 1986 and President and a director of New South Bancshares, Inc., New South’s parent company, since 1994.
     The Board expects that the appointment of Mr. Ratliff as President and Chief Executive Officer will be for a period of approximately 60-90 days, but in no event later than December 31, 2008 absent the agreement of both Mr. Ratliff and the Company. Mr. Ratliff will receive a base salary at an annual rate of $600,000 per year, which amount will include all amounts currently being paid to Mr. Ratliff as Chairman of the Board. Mr. Ratliff will not be eligible for any bonus, severance pay or other compensation or to participate in other benefit plans or arrangements offered by the Company unless the Board otherwise determines, but will be entitled to reimbursement for reasonable expenses incurred in connection with the performance of his duties as President and Chief Executive Officer.
     The foregoing summaries of certain terms of the letter agreements do not purport to be complete, and are qualified in their entirety by reference to the letter agreements themselves, copies of which are filed as Exhibits 10.54 and 10.55 to this Current Report on Form 8-K and are incorporated herein by reference.
     A copy of the Company’s press release announcing Mr. Tonnesen’s retirement and Mr. Ratliff’s appointment as President and Chief Executive Officer, dated July 17, 2008, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)

Exhibit Number	Description

10.53	Amended and Restated Employment Agreement, dated as of April 23, 2008, by

Exhibit Number	Description

and between Triad Guaranty Inc. and Mark K. Tonnesen, incorporated herein by reference to Exhibit 10.53 to the Form 10-Q filed by Triad Guaranty Inc. for the period ended March 31, 2008.

10.54	Letter Agreement, dated July 17, 2008, between Triad Guaranty Inc. and Mark K. Tonnesen.

10.55	Letter Agreement, dated July 17, 2008, between Triad Guaranty Inc. and William T. Ratliff, III.

99.1	Press release, dated July 17, 2008.
Forward-Looking Statements
     Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to change, uncertainty and circumstances that are, in many instances, beyond the Company’s control and they have been made based upon the Company’s current expectations and beliefs concerning future developments and their potential effect on the Company. Actual developments and their results could differ materially from those expected or estimated by the Company, depending on the outcome of a number of factors, including our ability to transition our business into run-off, the possibility of general economic and business conditions that are different than anticipated, legislative, regulatory and other similar developments, changes in interest rates, the housing market, the mortgage industry and the stock market, as well as the factors described under “Risk Factors” and under “Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in future filings by the Company in other reports and statements that it files with the Securities and Exchange Commission. Forward-looking statements are based upon the Company’s current expectations and beliefs concerning future events and the Company undertakes no obligation to update or revise any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.
/s/ Kenneth W. Jones
July 17, 2008	Kenneth W. Jones
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.53	Amended and Restated Employment Agreement, dated as of April 23, 2008, by and between Triad Guaranty Inc. and Mark K. Tonnesen, incorporated herein by reference to Exhibit 10.53 to the Form 10-Q filed by Triad Guaranty Inc. for the period ended March 31, 2008.

10.54	Letter Agreement, dated July 17, 2008, between Triad Guaranty Inc. and Mark K. Tonnesen.

10.55	Letter Agreement, dated July 17, 2008, between Triad Guaranty Inc. and William T. Ratliff, III.

99.1	Press release, dated July 17, 2008.